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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-3 of Discover Card Master Trust I (Registration Number 333-16103) of the Annual Independent Auditors' Report pursuant to Section 3.08 of the Pooling and Servicing Agreement dated as of October 1, 1993, as amended, between Greenwood Trust Company and First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, filed as Exhibit 99(B) to the Annual Report on Form 10-K of Discover Card Master Trust I for the fiscal year ended December 31, 1997.



/s/ Deloitte & Touche LLP


Chicago, Illinois
February 18, 1998